UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2010
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas (Address of principal executive offices)	78401 (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 31, 2010, Strategic American Oil Corporation (the "Company") received and accepted a resignation letter from Alan Lindsay regarding his position as a member of the Audit Committee, Compensation Committee, and Board of Directors. The Company appreciates all Mr. Lindsay's efforts to build the Company and the guidance provided to management from incorporation until now.  Strategic American Oil Corporation wishes Mr. Lindsay the best success in all his future endeavors.

As a result, the Company's current executive officers and directors are as follows:

Name	Position
Randall Reneau	Chairman and a director
Jeremy Glenn Driver	President, Chief Executive Officer and a director
Johnathan Lindsay	Secretary, Treasurer, Chief Financial Officer and a director
Leonard Garcia	Director
Steven L. Carter	Vice President Operations and a director

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events

On January 5, 2011, the Company issued a news release announcing the resignation of Alan Lindsay as a member of the Board of Directors.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated January 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: January 5, 2011	/s/ Johnathan Lindsay Name: Johnathan Lindsay Title: Secretary, Treasurer, Chief Financial Officer and a Director

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